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                         [LOGO OF SBA COMMUNICATIONS]

                                      NEWS

                              FOR IMMEDIATE RELEASE

                         SBA COMMUNICATIONS CORPORATION
                 TO RELEASE 2nd QUARTER EARNINGS AUGUST 10, 2000

SBA COMMUNICATIONS CORPORATION (NASDAQ: SBAC); BOCA RATON, FLORIDA,
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AUGUST 2, 2000
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SBA Communications Corporation ("SBA") announced it will release its 2nd quarter earnings on August 10, 2000 in a press release scheduled for 5:30 PM EDT.

A conference call to discuss these results has been scheduled for Friday, August 11, 2000 at 10:00 AM EDT. The call-in number is (800) 230-1085. The name of the conference call is "SBA Second Quarter Earnings Release." The replay will be available from August 11 at 5:00 PM to August 18 at 11:59 PM. The replay number is (800) 475-6701. The access code is 529409.

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA generates revenue from two primary businesses - site leasing and site development services. The primary focus of the company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. Since it was founded in 1989, SBA has participated in the development of over 14,000 antenna sites in the United States.

For additional information, please contact Jeffrey A. Stoops, President, (561) 995-7670.